UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006
REPUBLIC PROPERTY TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32699 (Commission File Number)	20-3241867 (IRS Employer Identification Number)

1280 Maryland Avenue, S.W.
Suite 280
Washington, D.C.	20024
(Address of principal executive offices)	(Zip Code)
(202) 863-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
     On March 29, 2006, Republic WPB LLC (“Republic WPB”), a subsidiary of Republic Property Trust’s indirectly owned taxable REIT subsidiary, and the West Palm Beach Community Redevelopment Agency entered into an amendment to the Professional Services Agreement for the City Center Project. Republic Properties Corporation previously contributed its rights and obligations under the Professional Services Agreement to Republic Property Trust’s operating partnership, Republic Property Limited Partnership, or its designee, in connection with Republic Property Trust’s initial public offering, as more fully described in Republic Property Trust’s final prospectus, filed with the Securities and Exchange Commission on December 16, 2005.
     Under the terms of the amendment, Republic WPB, in its capacity as developer for the City Center Project, will arrange for and manage certain demolition services and the partial preparation of the project’s site subject to a guaranteed maximum price of $945,540.96, of which $36,366.96 constitutes a developer’s fee payable to Republic WPB upon completion of the specified development services. The amendment requires that all work in connection with the specified development services provided by Republic WPB be completed no later than May 25, 2006, subject to extension pursuant to the terms of the Professional Services Agreement.
     The foregoing description is qualified in its entirety by the full terms and conditions of the Professional Services Agreement, as amended, for the City Center Project, a copy of which will be filed as an exhibit to Republic Property Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust
Date: April 4, 2006	By:	/s/ Gary R. Siegel
Gary R. Siegel
Chief Operating Officer and General Counsel